Subsidiaries of Pet DRx Corporation

          XLNT Veterinary Care, Inc,. a Delaware Corporation (“XLNT”), is a wholly-owned subsidairy of Pet DRx Corporation. The following corporations are direct, wholly-owned subsidiaries of XLNT, all of which are incorporated in the State of California:

Lawrence Pet Hospital
Vets & Pets, Incorporated
Rainbow Hawk, Inc.
Tarvin & Lenehan, Inc.
Yuba-Sutter Veterinary Hospital, Inc.
New California McConnell & Fenton, Inc
San Carlos Veterinary Hospital, Inc.
Jerauld L. Woodring, Inc.
Animal Medical Hospital, Inc.
Brentwood Pet Clinic, Inc.
Stanford Pet Clinic, Inc.
Animal Clinic of Yucca Valley, Inc.

New California Eldorado Animal Hospital, Inc.
Bonita Pet Hospital, Inc.
Animal Emergency Clinic of the Desert, Inc.
Adler Veterinary Group, Inc.
South County Emergency Animal Clinic, Inc.
California Animal Hospital Veterinary Specialty Group, Inc.
New California South Bay Veterinary Specialists, Inc.
Vetsurg, Inc.
Bay Area Veterinary Specialists, Inc.
Bradshaw Veterinary Clinic, Inc.